UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2021

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	VXRT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 7, 2021, the Board of Directors of Vaxart, Inc. (the “Company”) approved and adopted the Amended and Restated Bylaws of the Company, effective immediately (the “Bylaws”), to update the Bylaws to conform certain provisions to the Delaware General Corporation Law (the “DGCL”) in light of, among other things, recent amendments to the DGCL, to make clarifying changes, and to effect certain other changes regarding internal procedural matters, including the following changes described below:

●	Article I was amended to provide that the name and address of the Company’s registered agent in the State of Delaware will be as set forth in the Company’s Certificate of Incorporation.

●
Sections 2 and 3 of Article II were updated to expressly state that the Board of Directors has the authority to postpone, reschedule or cancel a meeting of the Company’s stockholders that had previously been scheduled by the Board of Directors.

●	Section 8 of Article II was amended to add a provision providing for a ministerial review of the validity of stockholder consents received by the Company.

●	A new Section 12 was added to Article II to reflect the requirement under Section 231 of the DGCL to appoint an inspector of elections at a stockholder meeting.

●	A new Section 13 was added to Article II to address the form and manner in which documents and materials required to be delivered to the Company under Article II of the Bylaws are to be provided.

●
Section 7 of Article III continues to provide that a majority of the directors in office shall be necessary and sufficient to constitute a quorum of the Board, but was amended to confirm that directors representing at least one-third of the total number of directors is required to establish a quorum.

●
Section 2 of Article VI was amended to replace the provision stating that directors may be removed from office only by the affirmative vote of the holders of 75% in voting power of the outstanding capital stock entitled to vote in the election of directors with a provision stating that, subject to the Certificate of Incorporation and applicable law, directors may be removed with or without cause by the affirmative vote of a majority in voting power of the outstanding stock entitled to vote generally in the election of directors.

●
A new Article XVIII was added to provide that, unless the Company elects otherwise, the Court of Chancery of the State of Delaware will be the exclusive forum for enumerated types of internal corporate claims, including derivative suits, claims for breach of fiduciary duty, actions under the DGCL, the Certificate of Incorporation or the Bylaws, and actions under the internal affairs doctrine.

The amendments make other clarifying and conforming changes, including changes conforming the provisions of the Bylaws to amendments to the DGCL, including with respect to: (i) stockholder meetings, including notice requirements, adjournment procedures, stockholder lists, establishment of a quorum, the granting of proxies, voting requirements, and the setting of record dates, (ii) powers of directors, (iii) director actions without a meeting, (iv) director compensation, (v) resignations of officers and directors, (vi) indemnification of officers, directors and others, and (vii) certificated and uncertificated shares and the procedures for replacing lost, stolen, destroyed or mutilated certificates. Finally, the amendments include immaterial modifications intended to provide clarification and consistency.

The description of the Bylaws is qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Amended and Restated Bylaws of Vaxart, Inc., effective as of April 7, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaxart, Inc.

Dated: April 13, 2021
	By:	/s/ ANDREI FLOROIU
Andrei Floroiu
President and Chief Executive Officer